FUND PARTICIPATION AGREEMENT

The Prudential Series Fund, Inc.

PARTICIPATION AGREEMENT

Among

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.,

THE PRUDENTIAL SERIES FUND, INC.,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

and

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

THIS AGREEMENT, made and entered into as of this 1st day of September, 2000, by and among THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. (hereinafter “GIAC”), a Delaware life insurance company, on its own behalf and on behalf of its SEPARATE ACCOUNT F (the “Account”); THE PRUDENTIAL SERIES FUND, INC., an open-end management investment company organized under the laws of Maryland (hereinafter the “Fund”); THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (hereinafter the “Adviser”), a New Jersey mutual insurance company; and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (hereinafter the “Distributor”), a Delaware limited liability company.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies, including GIAC, which have entered into participation agreements similar to this Agreement (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the “SEC”), dated March 5, 1999 (File No. IC-23728), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e- 2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (hereinafter the “Mixed and Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under theInvestment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, GIAC has registered certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”) under the 1933 Act and said Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GIAC in 2000 under the insurance laws of the State of Delaware, to set aside and invest assets attributable to the Contracts; and

WHEREAS, GIAC has registered the Account as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, GIAC intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Account to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, GIAC, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares.

1.1. The Fund agrees to sell to GIAC those shares of the Designated Portfolio(s) which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios. For purposes of this Section 1.1, GIAC shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the

Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC.

1.2. The fund agrees to make Shares of the designated Portfolios available for purchase at the applicable net asset value per share by GIAC and the Account on those days on which the Fund calculates its Designated Portfolio(s)’ net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the “Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

1.3. The Fund will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1 (except with respect to Delaware law), 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

1.4. The Fund agrees to redeem for cash, on GIAC’s request, any full or fractional shares of the Fund held by GIAC, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, GIAC shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6. GIAC shall pay for Fund shares by 3:00 PM Eastern time on the next business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to GIAC or the Account. Shares purchased from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to GIAC of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)’ shares. GIAC hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. GIAC reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify GIAC by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to GIAC on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Adviser or the Fund shall immediately notify GIAC as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing ii! accordance with Article XI of thisgreement.A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contractowner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse GIAC for the costs of adjustments made to correct Contractowner accounts in accordance with the provisions of Schedule C. If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Adviser to GIAC for crediting of such amounts to the applicable Contractowners accounts. Upon notification by the Adviser of any overpayment due to a material error, GIAC shall promptly remit to Adviser any overpayment that has not been paid to Contractowners. In no event shall GIAC be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement.

The standards set forth in this Section 1.10 are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provision of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II. Representations and Warranties

2.1. GIAC represents and warrants that the Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GIAC further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Delaware law, and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

2.2. The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4. The Fund represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of the State of Delaware and all applicable state insurance and securities laws. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. GIAC and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”), and to keep each other informed of any Law Change that becomes known to either party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Fund has advised GIAC that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of the Fund’s shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.7. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.8. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue: to be covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bondingcompany.

2.9. The Fund will provide GIAC with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with GIAC in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by GIAC as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

2.10. GIAC represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (“the Code”), that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, GIAC represents and warrants that the Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. GIAC will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. GIAC represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

ARTICLE III. Prospectuses and Proxy Statements; Voting.

3.1. At least annually, the Adviser or Distributor shall provide GIAC with as many copies of the Fund’s current prospectus for the Designated Portfolio(s) as GIAC may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by GIAC in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for GIAC once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund’s prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contractowners, then the Fund, Distributor and/or the Adviser shall provide GIAC with copies of the Fund’s SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C hereof, as GIAC may reasonably require to permit timely distribution thereof to Contractowners. The Adviser, Distributor and/or the Fund shall also provide SAIs to any Contractowner or prospective owner who requests such SAI from the Fund.

3.3. The Fund, Distributor and/or Adviser shall provide GIAC with copies of the Fund’s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in accordance with Schedule C hereof, as GIAC may reasonably require to permit timely distribution thereof to Contractowners.

3.4. It is understood and agreed that, except with respect to information regarding GIAC provided in writing by that party, GIAC shall not be responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Designated Portfolio(s) provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

3.5. If and to the extent required by law GIAC shall:

(i)	solicit voting instructions from Contractowners;

(ii)	vote the Designated Portfolio(s) shares held in the Account in accordance with instructions received from Contractowners: and

(iii)

vote Designated Portfolio shares held in the Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. GIAC reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6. GIAC shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Fund and agreed to by GIAC and the Fund. The Fund agrees to promptly notify GIAC of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information.

4.1. GIAC shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that GIAC develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least five (5) Business Days prior to its use. No such material shall be used if the Fund objects to such use within three (3) Business Days after receipt of such material.

4.2. GIAC shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

4.3. The Fund or the Adviser shall furnish, or shall cause to be furnished, to GIAC, a copy of each piece of sales literature or other promotional material in which GIAC and/or its separate account(s) is named at least five (5) Business Days prior to its use. No such material shall be used if GIAC objects to such use within three (3) Business Days after receipt of such material.

4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of GIAC or concerning GIAC, the Account, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by GIAC or its designee, except with the permission of GIAC.

4.5. The Fund will provide to GIAC at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s) within a reasonable period of time following the filing of such document(s) with the SEC or NASD or other regulatory authorities.

4.6. GIAC will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

4.7. For purposes of Articles IV and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; . on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) an any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8. At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V. Fees and Expenses

5.1. The Fund and the Adviser shall pay no fee or other compensation to GIAC under this Agreement, and GIAC shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule C, Articles III, V, and other provisions of this Agreement.

5.2. All expenses incident to performance by the Fund, the Distributor and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule C. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund’s prospectus and distribution (mailing costs) of the Fund’s proxy materials and reports to owners of Contracts offered by GIAC, in accordance with Schedule C.

ARTICLE VI. Diversification and Qualification.

6.1. The Fund, the Distributor and the Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund, Distributor and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans.

6.2. No shares of any Designated Portfolio of the Fund will be sold to the general public.

6.3. The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.4. The Fund, Distributor or Adviser will notify GIAC immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.5. Without in any way limiting the effect of Sections 8.2, 8.3 and 8.4 hereof and without in any way limiting or restricting any other remedies available to GIAC, the Adviser or

Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/pr the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act).

6.6. GIAC agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of GIAC or, to GIAC’s knowledge, of any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 8l 7(h) of the Code or GIAC otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

(a) GIAC shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b) GIAC shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) GIAC shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section l.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d) any written materials to be submitted by GIAC to the IRS, any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to

Treasury Regulations, Section l .817-5(a)(2)) shall be provided by GIAC to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

(e) GIAC shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of GIAC) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f) GIAC shall not with respect to any claim of the IRS or any Contractowner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, GIAC shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by GIAC in complying with this clause (f).

ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order

7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;

(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform GIAC if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. GIAC will report any potential or existing conflicts of which it is aware to the Board. GIAC will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by GIAC to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by GIAC with a view only to the interests of its Contractowners.

7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Designated Portfolios (the “Independent Directors”), that a material irreconcilable conflict exists, GIAC and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by GIAC to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, GIAC may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by GIAC for the purchase (and redemption) of shares of the Fund.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to GIAC conflicts with the majority of other state regulators, then GIAC will withdraw the Account’s investment in the Fund and terminate this Agreement within six months after the Board informs GIAC in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by GIAC for the purchase (and redemption) of shares of the Fund.

7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. GIAC shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then GIAC will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs GIAC in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By GIAC

8.l(a). GIAC agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of GIAC) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission -to state therein-a-material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to GIAC by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by GIAC or persons under its control) or wrongful conduct of GIAC or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of GIAC; or

(iv)	arise as a result of any failure by GIAC to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by GIAC in this Agreement or arise out of or result from any other material breach of this Agreement by GIAC, including without limitation Section 2.10 and Section 6.6 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). GIAC shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.l(c). GIAC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified GIAC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify GIAC of any such claim shall not relieve GIAC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that GIAC has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, GIAC shall be entitled to participate, at its own expense, in the defense of such action. GIAC also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from GIAC to such party of GIAC’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and GIAC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify GIAC of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2. Indemnification by the Adviser.

8.2(a). The Adviser agrees to indemnify and hold harmless GIAC and its directors and officers and each person, if any, who controls GIAC within the meaning of Section 15 of the !233 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of GIAC for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GIAC by or on behalf of the Adviser, the Distributor or the Fund; or

(iv)

arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

(v)

arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the

Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). GIAC agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3. Indemnification By the Fund.

8.3(a) . The Fund agrees to indemnify and hold harmless GIAC and its directors and officers and each peson, if any, who controls GIAC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)

arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)

arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

(iii)

arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section l. 10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). GIAC agrees promptly to notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

8.4. Indemnification by the Distributor.

8.4(a). The Distributor agrees to indemnify and hold harmless GIAC and its directors and officers and each person, if any, who controls GIAC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of GIAC for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature- or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GIAC by or on behalf of the Adviser, the Distributor or Fund; or

(iv)

arise as a result of any failure by the Fund, Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

(vi)

arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

8.4(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.4(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.4(d) GIAC agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX. Applicable Law.

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New Jersey, without regard to the New Jersey Conflict of Laws provisions.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination.

10.1.	This Agreement shall terminate:

(a) at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon sixty (60) days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

(b) at the option of GIAC by written notice to the other parties with respect to any Designated Portfolio based upon GIAC’s determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c) at the option of GIAC by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by GIAC; or

(d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against GIAC by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding GIAC’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GIAC to perform its obligations under this Agreement; or

(e) at the option of GIAC in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if GIAC reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f) at the option of GIAC by written notice to the Fund with respect to any Designated Portfolio if GIAC reasonably believes that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

(g) at the option of either the Fund, the Distributor or-the Adviser, if fi)the Fund, Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that GIAC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on GIAC’s ability to perform its obligations under this Agreement, (ii) the Fund, Distributor or Adviser notifies GIAC of that determina- tion and its intent to terminate this Agreement, and (iii) after considering the actions taken by GIAC and any other changes in circumstances since the giving of such a notice, the determination of the Fund, Distributor or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(h) at the option of GIAC, if (i) GIAC shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund’s, Distributor’s or Adviser’s ability to perform its obligations under this Agreement, (ii) GIAC notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of GIAC shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(i) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

(j) at any time upon written agreement of all parties to this Agreement.

10.2. Notice Requirement.

No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set.forth the basis for the termination. Furthermore,

(a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.l(a), 10.l(g) or 10.l(h) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b) in the event any termination is based upon the provisions of Section 10.l(d), 10.l(e) or 10.1(i) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c) in the event any termination is based upon the provisions of Section 10.l(b), 10.l(c) or 10.l(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

10.3. Effect of Termination.

Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or GIAC to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of GIAC, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate invesments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII t() indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices.

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Fund:

The Prudential Series Fund, Inc.

Gateway Center Three

100 Mulberry Street, 4th Floor

Newark, NJ 07102-4077

Attention: Secretary

If to the Adviser:

The Prudential Insurance Company of America

751 Broad Street, 2!51 Floor

Newark, NJ 07102

Attention: Secretary

If to the Distributor:

Prudential Investment Management Services LLC

Gateway Center Three

100 Mulberry Street, 14th Floor

Newark, NJ 07102-4077

Attention: Secretary

If to GIAC:

The Guardian Insurance & Annuity Company, Inc.

7 Hanover Square

New York, NY 10004

Attention: Equity Counsel

ARTICLE XII. Miscellaneous.

12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Delaware Commissioner of Insurance with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of GIAC are being conducted in a manner consistent with the Delaware Variable Annuity Regulations and any other applicable law or regulations.

12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9. GIAC agrees that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and GIAC shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by GIAC pursuant to this Agreement shall be limited in any case to GIAC and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of GIAC, the directors, officers, employees or agents of the GIAC, or any of them.

12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
By its authorized officer,

By:
Title:
Date:

THE PRUDENTIAL SERIES FUND, INC.
By its authorized officer,

By:
Title:
Date:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By its authorized officer,

By:
Title:
Date:

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By its authorized officer,

By:
Title:
Date:

SCHEDULE A

Contracts

All Deferred Variable Annuity Contracts Issued By The Guardian Insurance & Annuity Company, Inc. Separate Account F

SCHEDULE B

Designated Portfolio(s)

Prudential Series Fund, Inc. - Prudential Jennison Portfolio - Class II

SCHEDULE C

EXPENSES

The Fund and/or the Distributor and/or Adviser, and GIAC will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of combined prospectuses	GIAC	lnforce - Fund Prospective - GIAC

	Fund, Distributor or Adviser shall supply G.ffii:: with such numbers of the Designated Portfolio(s) prospectus(es) as shall reasonably request	GIAC	Fund, Distributor or Adviser, as applicable

	Distribution (including postage) to New and lnforce Clients	GIAC	Fund

	Distribution (including postage) to Prospective Clients	GIAC	GIAC

Product Prospectus	Printing and Distribution for lnforce and Prospective Clients	GIAC	GIAC

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	If required by GIAC	GIAC (Fund, Distributor or Adviser to provide GIAC with document in PDF format)	GIAC ---- ··--·” -· ---·------- _,_

Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	GIAC	Fund, Distributor or Adviser

	If Required by GIAC	GIAC	GIAC

Mutual Fund SAI	Printing	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution (including postage)	GIAC	GIAC

Product SAI	Printing	GIAC	GIAC

	Distribution	GIAC	GIAC

Proxy Material for Mutual Fund:	Printing if proxy required by Law	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution (including labor) if proxy required by Law	GIAC	Fund, Distributor or Adviser

	Printing & distribution if required by GIAC	GIAC	GIAC

Mutual Fund Annual & Semi-Annual Report	Printing ofreports	Fund, Distributor or Adviser (Designated Portfolio only)	Fund, Distributor or Adviser

	Distribution	GIAC	Fund, Distributor or Adviser

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	GIAC	Fund, Distributor or Adviser

	If Required by GIAC	GIAC	GIAC

Other communication to inforce	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	GIAC	Fund, Distributor or Adviser

	Distribution (including labor and printing)if required byGIAC	GIAC	GIAC

Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	GIAC	Fund or Adviser

	Cost of reasonable expenses related to administrative work to correct error	GIAC	Fund or Adviser

Operations of the Fund	All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-l plan	Fund, Distributor or Adviser	Fund or Adviser

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Operations of the Account	Federal registration of units of separate account (24f-2 fees)	GIAC	GIAC

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT, made and entered into as of this 10th day of April, 2001, by and among THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. (hereinafter “GIAC”), a Delaware life insurance company, on its own behalf and on behalf of its SEPARATE ACCOUNTS which issue variable life insurance policies and/or variable annuity contracts (the “Accounts”); THE PRUDENTIAL SERIES FUND, INC., an open-end management investment company organized under the laws of Maryland (hereinafter the “Fund”); THE PRUDENTIAL INVESTMENT FUND MANAGEMENT LLC (hereinafter the “Adviser”), a New York limited liability company; and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (hereinafter the “Distributor”), a Delaware limited liability company.

WHEREAS, GIAC, the Fund, The Prudential Insurance Company of America as the Adviser, and the Distributor entered into a Participation Agreement dated as of the 1st day of September, 2000 (the “Participation Agreement”), whereby Separate Account F expressed its intention to purchase shares of a certain series of the Fund, defined as the Designated Portfolio in the Participation Agreement; and

WHEREAS, The Prudential Insurance Company of America was replaced by Prudential Investments Fund Management LLC, a New York limited liability company, as the Adviser by approval of the Fund’s shareholders on January 31, 2001; and

WHEREAS, The Prudential Investments Fund Management LLC intends to assume all obligations of The Prudential Insurance Company of America under the terms of the Participation Agreement; and

WHEREAS, the parties also desire to amend the Participation Agreement to permit, at GIAC’s discretion, various Accounts established by GIAC for variable life insurance policies and/or variable annuity contracts to purchase shares of the Designated Portfolio(s) of the Fund; and

NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Distributor, the Adviser and GIAC, on its behalf and on behalf of its Separate Accounts, agree as follows:

1.

Prudential Investments Fund Management LLC hereby assumes all obligations of The Prudential Insurance Company of America under the Participation Agreement as the Adviser and all references in the Participation Agreement to the Adviser shall be interpreted as Prudential Investments Fund Management LLC.

2.	The Participation Agreement is otherwise amended as follows:

A.	All references to Separate Account F shall be replaced with Separate Accounts and references to Account replaced with the Accounts.

B.	All references to Contracts shall be construed to include both the variable annuity contracts and variable life insurance policies issued by the Separate Accounts.

C.	References to the Contractowners shall be construed to include both the variable annuity contract holders and the variable life policy holders.

D.	Amend Schedule A of the Participation Agreement to read: Contracts and Policies:

Variable annuity contracts and/or variable life insurance policies issued by GIAC Separate Accounts.

The remaining provisions of the Participation Agreement, as amended herein, shall remain in full force in effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. By its authorized officer,

By:

Title:
Date:

THE PRUDENTIAL SERIES FUND, INC.

By its authorized officer,

By:

Title:
Date:

PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC

By its authorized officer,

By:

Title:
Date:

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By its authorized officer,

By:

Title:
Date:

The Prudential Series Fund, Inc.

The Prudential Series Fund

Gateway Center Three

100 Mulberry Street

Newark, NJ 07102

December ;2,.2005

The Guardian Insurance & Annuity Company, Inc.

Hanover Square

New York, NY I 0004

Attention: Equity Counsel

This letter agreement (the “Letter Agreement”) will confirm the discussions that have been had regarding: (i) the reorganization of The Prudential Series Fund, Inc. (the “Company”), a Maryland corporation, into The Prudential Series Fund (the “Fund”), a Delaware statutory trust; (ii) the classification of the Fund’s Portfolios as partnerships (rather than regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended) for federal income tax purposes (together, the “Reorganization”); and (iii) the effects of the Reorganization on the participation agreement, dated as of September I, 2000 and April 10, 2001 (the “Participation Agreement”), by and among the Company, The Guardian Insurance & Annuity Company, Inc. (“The Guardian”), and certain other entities.

I. Notwithstanding any provisions, representations, warranties, or covenants contained in the Participation Agreement, The Guardian consents to: (i) the Reorganization; (ii) the assignment of the Participation Agreement by the Company to the Fund; and (iii) the assignment of the Participation Agreement by The Prudential Insurance Company of America to Prudential Investments, LLC (“Pl”).

2. Each of the Fund and PI represents, warrants, and covenants that each Portfolio of the Fund complies and will comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation 1.817 -5.

3. The Guardian represents and warrants that it is taxed as a U.S. corporation under the Code.

The Reorganization and this Letter Agreement will be effective as of January 1, 2006. Please confirm this Letter Agreement by executing the attached copy and faxing the signed copy to John P. Schwartz at (973) 367-6349 at your earliest convenience. We will maintain a copy of the fully executed agreement in our files. Thank you.

Very truly yours,

The Prudential Series Fund

By:
Name:
Title:

Prudential Investments LLC

By:
Name:
Title:

Accepted:

The Guardian Insurance & Annuity Company, Inc.

By:
Name:
Title:

Dated as of December 22, 2005

SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of the 1st day of September, 2000, by and between The Guardian Insurance & Annuity Company, Inc., a Delaware life insurance company having its principal office and place of business at 7 Hanover Square, New York, New York 10004 (“GIAC”), and Prudential Investment Management Services LLC (“PIMS”), a Delaware limited liability company having its principal office and place of business at 100 Mulberry Street, Gateway Center Three, 14th Floor, Newark, New Jersey 07102.

WHEREAS, the mutual funds listed on Exhibit A hereto (the “Funds”) have engaged PIMS to distribute shares of the Funds and have permitted PIMS to select and appoint entities such as GIAC to provide administrative services to GIAC’s customers invested in its separate accounts (the “Separate Accounts”) that issue variable annuity or variable life insurance contracts (the “Variable Contracts”); and

WHEREAS, PIMS is a duly registered broker-dealer under the federal securities laws and serves as the distributor and principal underwriter of the Funds; and

WHEREAS, PIMS desires to appoint GIAC to act as servicing agent to provide the various administrative services and functions described in Exhibit B hereto (the “Services”) to the Separate Accounts and/or the Variable Contracts and GIAC is willing and able to furnish such Services on the terms and conditions hereinafter set forth; and

WHEREAS, it is contemplated that the Separate Accounts may invest their assets in the Funds;

NOW THEREFORE, for and in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

Article 1. Terms of Appointment

Section 1.1 Subject to the terms and conditions set forth in this Agreement, and all Exhibits and Schedules attached hereto, PIMS hereby employs and appoints GIAC to act as, and GIAC agrees to act as, servicing agent for the authorized shares of the Funds issued to the Separate Accounts.

Section 1.2 GIAC agrees to perform the Services with respect to the Separate Accounts and/or the Variable Contracts.

Section 1.3 The parties hereto agree that the Services are administrative services and are not investment advisory, marketing or distribution services.

Section 1.4 GIAC agrees that it shall maintain and preserve all records required by law to be maintained and preserved in connection with providing the Services to the Separate Accounts and the Variable Contracts, and shall otherwise comply with all laws, rules and regulations applicable to the Services. Upon written request of the Funds or PIMS, GIAC shall provide such materials as may reasonably be requested to enable the Funds, PIMS and their respective representatives and agents to monitor and review the Services, or to comply with any request of the board of directors of the Funds or of a governmental body or self-regulatory organization. GIAC agrees that it shall permit the Funds, PIMS and their respective representatives and agents to have reasonable access to GIAC’s personnel and records to monitor the performance of the Services.

Section 1.5 In addition to the Services, GIAC shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be reflected in a written amendment to Exhibit B, signed and dated by each party hereto. The fees payable to GIAC as compensation for such other duties and functions shall be reflected in a written amendment to Schedule A signed and dated by each party hereto.

Section 1.6 The provisions of this Agreement shall in no way limit the authority of the Funds to take such action as they may deem appropriate or advisable in connection with all matters relating to the operations of the Funds and/or the sale of the Funds’ shares.

Section 1.7 PIMS hereby consents to the provision of the Services by GIAC.

Article 2. Fees and Expenses

Section 2.1 For performance of Services by GIAC pursuant to this Agreement, PIMS will make payments to GIAC from PIMS’ own resources as compensation, an annual maintenance fee for assets of the Separate Accounts invested in the Funds, as set out in the fee schedule attached hereto as Schedule A.

Section 2.2 PIMS agrees to pay all fees within thirty (30) business days following the end of each calendar quarter. GIAC may request back-up documentation that supports the fee calculation within seven (7) days after receipt of the fee. During GIAC’s review of the back-up documentation (which review shall not exceed seven (7) days) and during the pendency of any disputes over the fee, PIMS shall not be obligated to pay any disputed portion of the fee.

Article 3. Representations and Warranties of GIAC

GIAC represents and warrants to PIMS that:

a)	GIAC is a life insurance company duly organized and existing and in good standing under the laws of the state of Delaware.

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b)

GIAC is either duly registered as a transfer agent under Section 17A(c)(1) or has been advised by its legal counsel that GIAC is exempt from having to so register in order to provide the services specified in this Agreement, and is duly qualified and has all requisite licenses and authority to carry on its business in all jurisdictions in which it conducts business.

c)

GIAC is authorized to enter into and perform this Agreement, and the performance of its obligations hereunder will not violate or conflict with any governing documents or agreements of GIAC or any applicable law.

d)	GIAC has and will continue to have access to the necessary facilities, equipment and personnel to perform the Services in accordance with the best industry practice.

Article 4. Representation and Warranties of PIMS

PIMS represents and warrants to GIAC that:

a)	PIMS is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware.

b)

PIMS is duly registered as a broker-dealer under the federal securities laws, is a member of the National Association of Securities Dealers, Inc. (“NASD”) and is duly qualified and has all requisite licenses and authority to carry on its business in the State of New Jersey and in all other jurisdictions in which it conducts business.

c)

PIMS is authorized to enter into and perform this Agreement, and the performance of its obligations hereunder will not violate or conflict with any governing documents or agreements of PIMS or any applicable law.

d)	PIMS has and will continue to have access to the necessary facilities, equipment and personnel to perform its obligations under this Agreement.

Article 5. Covenants of GIAC and PIMS

Section 5.1 PIMS and GIAC agree that all non-public books, records, information and data pertaining to the business of the other party that are exchanged or received pursuant to the negotiations or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or by such party to carry out this Agreement or an order of any court, governmental agency or regulatory body having jurisdiction.

Section 5.2 In case of any requests or demands for the inspection of shareholder records of the Funds, GIAC will notify the Funds and PIMS and secure instructions from an authorized officer(s) of the Funds and PIMS as to such inspection.

3

Article 6. Redemptions, Repurchases and Exchanges

Section 6.1 The Prospectus for each Fund describes the provisions whereby the Fund, under all ordinary circumstances, will redeem Shares held by the Separate Accounts on demand. GIAC agrees that it will not make any representations to the Separate Accounts or the Variable Contracts relating to the redemption of Shares other than the statements contained in the Prospectus and the underlying organizational documents of the Fund, to which it refers, and that GIAC will pay as redemption proceeds to the Variable Contracts the net asset value determined after receipt of the order as discussed in the Prospectus.

Section 6.2 GIAC agrees that it will comply with any restrictions and limitations on purchases, redemptions and exchanges described in each Fund’s Prospectus, as may be modified by the Participation Agreement entered into by and among GIAC, PIMS, The Prudential Series Fund, Inc. and The Prudential Insurance Company of America, dated as of September 1, 2000 (the “Participation Agreement”).

Article 7. Fund Information

Section 7.1 GIAC agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund’s then current Prospectus or in materials provided by PIMS.

Section 7.2 PIMS will supply to GIAC Prospectuses and additional information relating to the Funds. GIAC agrees to use only material relating to the Funds that: (i) is supplied by PIMS, or (ii) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Shares of the Funds and is approved in writing by PIMS in advance of its use.

Article 8. Indemnification

Section 8.1 GIAC agrees to indemnify, defend and hold harmless PIMS and the Funds and their predecessors, successors, and affiliates, each current or former partner, officer, director, employee, shareholder or agent and each person who controls or is controlled by PIMS from any and all losses, claims, liabilities, costs, and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, related to the actions of GIAC pursuant to this Agreement (except to the extent that PIMS’ negligence or failure to follow correct instructions received from Agent is the cause of such loss, claim, liability, cost or expense); (ii) any redemption or exchange pursuant to instructions received from GIAC or its partners, affiliates, officers, directors, employees or agents; or (iii) the breach by GIAC of any of its representations and warranties specified herein or GIAC’s failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by GIAC or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by GIAC.

4

Section 8.2 PIMS agrees to indemnify, defend and hold harmless GIAC and its predecessors, successors and affiliates, each current or former partner, officer, director, employee or agent, and each person who controls or is controlled by GIAC from any and all losses, claims, liabilities, costs and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them which arise, and which relate in any way to: (i) any untrue statement of or omission to state a material fact contained in the Prospectus or any written sales literature or other marketing materials provided by PIMS to GIAC, required to be stated therein or necessary to make the statements therein not misleading or (ii) the breach by PIMS of any of its representations and warranties specified herein or PIMS’ failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by PIMS or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by PIMS.

Section 8.3 GIAC agrees to notify PIMS, within a reasonable time, of any claim or complaint or any enforcement action or other proceeding with respect to Shares against GIAC or its partners, affiliates, officers, directors, employees or agents, or any person who controls GIAC within the meaning of Section 15 of the Securities Act of 1933, as amended.

Section 8.4 Each party’s obligations under these indemnification provisions shall survive any termination of this Agreement.

Article 9. Dispute Resolution; Governing Law

Section 9.1 In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules and procedures of the NASD. The parties agree that, to the extent permitted under such arbitration rules and procedures, the arbitrators selected shall be from the securities industry. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

Section 9.2 This Agreement shall be governed and construed in accordance with the laws of the state of New Jersey, not including any provision which would require the general application of the law of another jurisdiction.

Article 10. Investigations and Proceedings

The parties to this Agreement agree to cooperate fully in any secunt1es regulatory investigation or proceeding or judicial proceeding with respect to activities of either party under this Agreement and promptly to notify the other party of any such investigation or proceeding.

5

Article 11. Captions

All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

Article 12. Effect on Other Agreements

This Agreement shall not amend, modify or supersede any contractual terms, obligations or covenants between GIAC and PIMS previously or currently in effect, including the contractual terms, obligations or covenants contained in the Participation Agreement.

Article 13. Severability

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

Article 14. Notices

All notices required or permitted under this Agreement shall be in writing and shall be sent by personal delivery or registered or certified mail, postage prepaid, or by telecopier confirmed in writing within three business days as follows:

(a)	If to the Funds:	Prudential Mutual Funds Gateway Center Three 100 Mulberry Street, 14th Floor Newark, New Jersey 07102-4077 Attention: Secretary

(b)	If to GIAC:	The Guardian Insurance & Annuity Company, Inc. 7 Hanover Square New York, New York 10004 Attention: Equity Counsel

(c)	If to PIMS:	Prudential Investment Management Services LLC Gateway Center Three 100 Mulberry Street, 14th Floor Newark, New Jersey 07102-4077 Attention: Secretary

6

Such addresses may be changed from time to time by any party by providing written notice in the manner set forth above. All notices shall be effective upon delivery or when deposited in the mail addressed as set forth above.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:
Title:

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:
Title:

7

EXHIBIT A

FUNDS

The Prudential Series Fund, Inc.

Prudential Jennison Portfolio-Class II Shares

8

EXHIBIT B

DUTIES OF GIAC

In accordance with procedures established from time to time by agreement between PIMS and GIAC, GIAC shall provide the following services:

1.

Separate Account and Variable Contract Information. GIAC shall maintain a record of the number of Fund shares held by each Separate Account, and shall further maintain records of the ownership interests of each Variable Contract in each Separate Account.

2.

Variable Contract Services. GIAC shall investigate all inquiries from holders of the Variable Contracts relating to their accounts and shall respond to all communications from holders of the Variable Contracts and others relating to GIAC’s duties hereunder and such other correspondence as may from time to time be mutually agreed upon among GIAC and PIMS.

3.

Mailing Communications: Proxy Materials. GIAC shall address and mail to holders of the Variable Contracts all reports to shareholders, dividend and distribution notices, and proxy materials for the Funds’ meetings of shareholders. Expenses will be governed by the Participation Agreement entered into by and among GIAC, PIMS, The Prudential Series Fund, Inc. and The Prudential Insurance Company of America, dated as of September 1, 2000. In connection with meetings of shareholders, GIAC shall prepare with respect to holders of the Variable Contracts, contractholder lists, and shall mail, and certify as to the mailing, proxy materials.

4.	Sales of Shares:

a)

Acceptance of Orders. GIAC shall receive for acceptance orders from the Separate Accounts for the purchase of shares each business day and forward payment for the purchase of shares by wire on the same business day to the Custodian of the Funds (the “Custodian”). In addition, GIAC shall, pursuant to such purchase orders, coordinate with PIMS and the Funds’ transfer agent to issue the appropriate number of shares and hold such shares in the appropriate shareholder account.

b)

Recordation of the Issuance of Shares. GIAC shall record the issuance of Fund shares to the Separate Accounts and maintain a record of the total number of shares which are issued, based upon data provided to GIAC by the Custodian.

c)

Returned Checks. In the event that any check or other order for the payment of money of a Customer is returned unpaid for any reason, GIAC shall: (i) give prompt stop transfer order against all Fund shares issued as a result of such check or order; and (ii) take such actions as PIMS may from time to time deem appropriate.

9

5.	Transfers and Redemptions:

GIAC shall receive for acceptance orders from the Separate Accounts for the exchange or redemption of Fund shares each business day and forward such orders to the Funds’ transfer agent.

6.	Blue Sky Reports:

If in the reasonable judgment of the Funds such information is required by applicable state securities laws or the interpretation thereof by applicable regulatory authorities, GIAC shall periodically prepare a report to the Funds and PIMS, in accordance with a system approved by the Funds and PIMS, showing by state all sales and redemption of Fund shares.

10

FEE SCHEDULE

SCHEDULE A

With respect to Separate Accounts invested in the Funds, GIAC shall receive the compensation described below. Such fee shall accrue daily and shall be paid to the Agent monthly. PIMS shall not pay any fees with respect to Separate Accounts invested in a Fund in which the average balance is less than $1,000. In addition, PIMS shall withhold payment until the total cumulative compensation payable under the Agreement is equal to at least $1,000.

Fund	Compensation
The Prudential Series Fund, Inc.
Prudential Jennison Portfolio-Class II Shares	.25% of average daily net assets

11

AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

RULES 30e-3 and 498A

The Guardian Insurance & Annuity Company, Inc. (the “Company”), The Prudential Series Fund, (the “Fund”), and Prudential Investment Management Services LLC (the “Underwriter”), and PGIM Investments LLC (formerly The Prudential Investment Fund Management LLC) (the “Adviser”) entered into a certain Participation Agreement dated September 1, 2000 (the “Participation Agreement”), as may be amended. This Amendment (the “Amendment”) to the Participation Agreement is entered into as of December 23, 2020, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund, the Underwriter and the Adviser (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement (defined above).

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company, on behalf of the Accounts, has certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3”);

WHEREAS, the Company intends to comply with the requirements, terms and conditions of Rule 30e-3 in order to satisfy its obligation to deliver Fund shareholder reports to Contract Owners, including hosting the website of certain fund materials required by Rule 30e-3; and

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act; “Rule 498A”) for the Portfolios be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Portfolio Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery;

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WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that some of the Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Variable Contracts, and the Company intends to host said website; and

WHEREAS, the Company cannot host such website in compliance with Rules 30e-3 and 498A unless the Fund prepares and provides the Fund Documents that are specified in Rules 30e-3 and 498A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, the Adviser and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.	Provision of Fund Documents; Website Posting.

(a).

Fund Documents. The Fund and Underwriter are responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A:

(i)	Summary Prospectus for the Portfolios;

(ii)	Statutory Prospectus for the Portfolios;

(iii)	Statement of Additional Information (“SAI”) for the Portfolios; and

(iv)

Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders).

(v)	Complete Portfolio Holdings From Shareholder Reports Containing a Summary Schedule of Investments (if applicable); and

(vi)	Portfolio Holdings For Most Recent First and Third Fiscal Quarters (together with the complete portfolio holdings specified in (v) above, the “Portfolio Holdings”).

(b).	Deadline for Providing, and Currentness of, Fund Documents.

(i). The Fund and the Underwriter shall provide or make available the Summary Prospectus, Statutory Prospectus, and SAI for the Portfolios to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, in order to facilitate a continuous offeringof the Portfolio Company’s securities and the Variable Contracts.

(ii). The Fund and the Underwriter shall provide or make available the Shareholder Reports and Portfolio Holdings on a timely basis (to facilitate the required website posting).

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(c).

Format of Fund Documents. The Fund and the Underwriter shall provide or make available the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that are convenient for both reading online and printing on paper (in accordance with Rule 30e-3 and Rule 498A.

(d). Website Hosting. The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Fund and Underwriter fulfill their obligations under this Amendment.

(e).	Use of Summary Prospectuses.

(i). The Company shall ensure that an Initial Summary Prospectus is in use for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A, no later than May 1, 2022.

(ii). The Fund and Underwriter shall ensure that a summary prospectus is used for the Portfolios, in accordance with paragraph (j)(1)(ii) of Rule 498A, if available.

2.	Provision of Fund Documents for Paper Delivery. The Fund and the Underwriter shall:

(a). At their expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Fund Documents, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract Owners (see paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A). Such Company requests shall be fulfilled reasonably promptly.

(b). Alternatively, if mutually agreed upon by the parties, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Fund Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Fund Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Fund.

(c). The Fund and/or the Underwriter shall reimburse the Company for the costs of mailing the Fund Documents to Contract Owners.

3.

Portfolio Expense and Performance Data. The Fund shall provide such data regarding each Portfolio’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration, sale and preparation of the annually updated registration statement of the Variable Contracts on a timely basis.

4.	Construction of this Amendment; Participation Agreement.

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(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and Rule 498A (including paragraph (j) thereof) under the 1933 Act and any interpretations of those Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

4.	Termination. This Amendment shall terminate upon the earlier of:

(a).	termination of the Participation Agreement; or

(b).	60 days written notice from any Party to the other Parties.

5.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC., on behalf of itself and each Separate Account

By:	/s/ Nahulan Ethirveerasingam
Print Name:	Nahulan Ethirveerasingam
Title:	2nd VP, IM Annuity Product Management

The Fund:

The Prudential Series Fund, Inc.

By:	/s/Timothy Cronin
Print Name:	Timothy Cronin
Title:	Vice President

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The Underwriter:

Prudential Investment Management Services LLC

By:	/s/Peter Boland
Print Name:	Peter Boland
Title:	CAO

The Adviser:

PGIM Investments LLC

By:	/s/Scott E. Benjamin
Print Name:	Scott E. Benjamin
Title:	EVP

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